FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

Liolios Group, Inc.

Matt Glover

949-574-3860

IDSY@liolios.com

I.D. Systems Reports Third Quarter 2016 Results

Woodcliff Lake, NJ — November 9, 2016 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of enterprise asset management technology and solutions for the Industrial Internet of Things, reported results for the third quarter ended September 30, 2016.

Management Commentary

“Our results for the third quarter and first nine months of this year were highlighted by strong gross margins and lower operating expenses, reflecting the continued success of our profitability initiatives,” said company chairman and CEO, Kenneth Ehrman. “In fact, our operating expenses for the first nine months of this year marked the lowest level since 2009, driving a significant improvement in our cash used in operating activities from $7.5 million last year to $1.3 million this year. However, while the improvements in gross margin and operating expenses are encouraging, our topline results have not met expectations. A key reason for this is related to the product issues we experienced in 2015—issues that we have successfully addressed—which caused certain customers to exclude our solutions from their 2016 budgets.

“Nevertheless, our team has worked incredibly hard this year to regain customer confidence and reestablish sales momentum with key enterprise accounts. This is demonstrated by the orders we began rolling out in late Q3 and early Q4 with enterprise customers, including Michael Foods and a Fortune 10 global industrial manufacturer. These types of roll outs are consistent with our strategy of getting major customers to accelerate their quarterly buying activity. Based on orders already secured from new and existing customers, along with additional orders that we expect to receive when customers exhaust their year-end budgets, we believe our revenue in the fourth quarter will be higher on a sequential basis. We continue to believe we have a scalable business model that enables us to achieve accelerating growth and profitability as we penetrate our customer base and pipeline.

“Along that line, our sales team is working closely with major customers to confirm our products are included in their 2017 budgets and to ensure I.D. Systems is selected as their preferred vehicle management solutions provider. Our recent wins confirm our success in this regard, which has led to a renewal of our outlook and confidence for next year. In fact, we have seen leading enterprises such as John Deere, Walmart, Nestle and P&G all name us as their official VMS supplier. We expect to add more marquee names to this list over the course of the next year. Altogether, we believe 2017 will be a pivotal year in our development, highlighted by meaningful growth and profitability. Our recent wins demonstrate that we are leaders in the large industrial Internet of Things sector and we believe we are finally in a position to profitably and meaningfully increase our market share in 2017 and beyond.”

Third Quarter 2016 Highlights

●	Appointed former Qualcomm division President Chris Wolfe as new chief product officer

●	American Intermodal Management deployed the company’s VeriWise® fleet management solution on its fleet of new chassis

●	Secured new order from a global intermodal shipping company for 3,500 VeriWise container tracking systems

●	Released next-generation FleetView™ transportation fleet management software interface for fleets of dry van trailers, intermodal containers, chassis, and flatbed trailers

●	Selected by Michael Foods, a leading food processor and distributor, to outfit its fleet of 150 industrial trucks with the PowerFleet® Vehicle Management System

●	Continued progress on cost reduction and margin improvement initiatives

Third Quarter 2016 Financial Results

Revenue decreased 8% to $8.2 million from $8.9 million in the prior quarter, and decreased 22% from $10.6 million in the same year-ago period. The year-over-year decline was primarily due to a $1.7 million decrease in transportation asset management (TAM) revenue and a $600,000 decrease in vehicle management systems (VMS) revenue. The year-over-year decrease in TAM revenue was primarily due to a large customer placing one-time spare part orders during Q3 2015.

Recurring revenue decreased 2% to $4.5 million (55% of total revenue) from $4.6 million (44% of total revenue) in the same period a year ago. The decrease in recurring revenue dollars was primarily attributable to customer contract renewals at lower prices per unit.

Gross margin improved by 755 basis points to 48.7% from 41.2% in the same period a year ago. The improvement was primarily due to the increased efficiency of the company’s VAC4 installation, analytics software, and online training process implemented in Q4 2015, as well as customers signing long-term, higher-margin service contracts.

Selling, general and administrative expenses decreased 4% to $5.0 million from $5.2 million in the same year-ago period, driven by headcount reductions and other cost-cutting measures implemented in the second half of 2015.

Research and development expenses were $1.1 million compared to $1.1 million in same year-ago quarter.

Excluding stock-based compensation, depreciation and amortization, and non-recurring items, non-GAAP net loss totaled $1.5 million or $(0.11) per basic and diluted share, compared to non-GAAP net loss of $1.3 million or $(0.10) per basic and diluted share in the same year-ago quarter.

Net loss totaled $2.1 million or $(0.16) per basic and diluted share, compared to a net loss of $1.9 million or $(0.15) per basic and diluted share in the same year-ago quarter.

At quarter-end, the company had $5.5 million in cash, cash equivalents and marketable securities, compared to $6.1 million at the end of the prior quarter. The balance on the company’s $7.5 million credit facility was $586,000 at quarter end.

Nine Month 2016 Financial Results

Revenue decreased 13% to $27.6 million from $31.6 million in the same year-ago period. The decline was largely due to a decrease in the company’s sales of TAM spare parts during the first nine months of 2016.

Recurring revenue decreased 3% to $13.6 million (49% of total revenue) from $14.0 million (44% of total revenue) in the same period a year ago. The decrease in recurring revenue dollars was primarily attributable to customer contract renewals at lower prices per unit.

Gross margin improved by 1,116 basis points to 50.5% from 39.3% in the same period a year ago. The improvement was primarily due to the increased efficiency of the company’s VAC4 installation, analytics software, and online training process implemented in Q4 2015, as well as customers signing long-term, higher-margin service contracts.

Selling, general and administrative expenses decreased 19% to $14.8 million from $18.2 million in the same year-ago period, driven by headcount reductions and other cost-cutting measures implemented in the second half of 2015.

Research and development expenses were $3.4 million compared to $3.5 million in same year-ago period.

Excluding stock-based compensation, depreciation and amortization, and non-recurring items, non-GAAP net loss totaled $2.3 million or $(0.18) per basic and diluted share, an improvement from a non-GAAP net loss of $6.5 million or $(0.52) per basic and diluted share in the same year-ago period.

Net loss totaled $4.3 million or $(0.33) per basic and diluted share, an improvement from a net loss of $9.0 million or $(0.72) per basic and diluted share in the same year-ago period.

Investor Conference Call

Management will discuss the results of the company’s operations and business outlook on a conference call today (November 9, 2016) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

I.D. Systems CEO Kenneth Ehrman, CFO Ned Mavrommatis, and COO Norm Ellis will host the call, followed by a question and answer session where financial analysts and major institutional shareholders can ask questions.

U.S. dial-in: (877) 307-1379

International dial-in: (443) 877-4066

The conference call will be broadcast simultaneously and available for replay for 90 days via the investor section of the company’s website at www.id-systems.com. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, including rental cars, industrial vehicles, trailers, containers, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2015. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
Revenue:
Products	$6,947,000	$4,561,000	$18,811,000	$15,761,000
Services	3,634,000	3,654,000	12,816,000	11,835,000

	10,581,000	8,215,000	31,627,000	27,596,000
Cost of revenue:
Cost of products	4,929,000	3,018,000	13,643,000	10,346,000
Cost of services	1,296,000	1,195,000	5,554,000	3,325,000

	6,225,000	4,213,000	19,197,000	13,671,000

Gross profit	4,356,000	4,002,000	12,430,000	13,925,000

Operating expenses:
Selling, general and administrative expenses	5,207,000	4,984,000	18,201,000	14,789,000
Research and development expenses	1,114,000	1,098,000	3,463,000	3,420,000

	6,321,000	6,082,000	21,664,000	18,209,000

Loss from operations	(1,965,000)	(2,080,000)	(9,234,000)	(4,284,000)
Interest income	85,000	65,000	264,000	218,000
Interest expense		(78,000)		(222,000)
Other income, net	(15,000)	1,000	(12,000)	1,000

Net loss	$(1,895,000)	$(2,092,000)	$(8,982,000)	$(4,287,000)

Net loss per share - basic and diluted	$(0.15)	$(0.16)	$(0.72)	$(0.33)

Weighted average common shares outstanding -basic and diluted	12,768,000	13,004,000	12,523,000	12,946,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016

Net loss attributable to common stockholders	$(1,895,000)	$(2,092,000)	$(8,982,000)	$(4,287,000)
Depreciation and amortization	163,000	168,000	557,000	522,000
Stock-based compensation	466,000	472,000	1,233,000	1,499,000
Non-recurring costs related to unconsummated strategic initiative	-	-	669,000	-

Non-GAAP loss	$(1,266,000)	$(1,452,000)	$(6,523,000)	$(2,266,000)

Non-GAAP net loss per share - basic and diluted	$(0.10)	$(0.11)	$(0.52)	$(0.18)

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	December 31, 2015*	September 30, 2016
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,489,000	$3,597,000
Restricted cash	304,000	304,000
Investments - short term	259,000	206,000
Accounts receivable, net	10,901,000	8,854,000
Financing receivables - current	1,950,000	1,886,000
Inventory, net	7,152,000	6,062,000
Deferred costs - current	3,310,000	3,548,000
Prepaid expenses and other current assets	2,263,000	2,392,000

Total current assets	30,628,000	26,849,000

Investments - long term	1,339,000	1,408,000
Financing receivables - less current portion	3,078,000	2,707,000
Deferred costs - less current portion	3,320,000	5,520,000
Fixed assets, net	3,119,000	3,088,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	842,000	740,000
Other assets	265,000	229,000

	$44,428,000	$42,378,000

LIABILITIES
Current liabilities:
Short-term borrowings	$-	$586,000
Accounts payable and accrued expenses	9,173,000	7,722,000
Deferred revenue - current	7,383,000	6,859,000

Total current liabilities	16,556,000	15,167,000

Deferred rent	361,000	380,000
Deferred revenue - less current portion	6,941,000	9,134,000

	23,858,000	24,681,000

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	129,000	129,000
Additional paid-in capital	110,116,000	111,635,000
Accumulated deficit	(85,128,000)	(89,415,000)
Accumulated other comprehensive loss	(500,000)	(312,000)
Treasury stock	(4,047,000)	(4,340,000)

Total stockholders’ equity	20,570,000	17,697,000
Total liabilities and stockholders’ equity	$44,428,000	$42,378,000

*Derived from audited balance sheet as of December 31, 2015

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Nine Months Ended September 30,
	2015	2016
Cash flows from operating activities:

Net loss	$(8,982,000)	$(4,287,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	347,000	48,000
Stock-based compensation expense	1,233,000	1,499,000
Depreciation and amortization	557,000	522,000
Inventory reserve	186,000	160,000
Other non-cash items	27,000	21,000
Changes in:
Accounts receivable	1,604,000	1,996,000
Financing receivables	932,000	435,000
Inventory	(1,137,000)	930,000
Prepaid expenses and other assets	(478,000)	(93,000)
Deferred costs	(903,000)	(2,438,000)
Deferred revenue	(410,000)	1,669,000
Accounts payable and accrued expenses	(523,000)	(1,744,000)
Net cash used in operating activities	(7,547,000)	(1,282,000)
Cash flows from investing activities:
Expenditures for fixed assets including website development costs	(1,871,000)	(389,000)
Purchase of investments	(2,524,000)	(768,000)
Proceeds from the sale and maturities of investments	8,258,000	758,000
Net cash provided by (used in) investing activities	3,863,000	(399,000)
Cash flows from financing activities:
Borrowings under revolving credit facility	-	1,900,000
Repayments under revolving credit facility	-	(1,314,000)
Principal payments of capital lease obligation	(121,000)	-
Proceeds from exercise of stock options	1,965,000	20,000
Net cash provided by financing activities	1,844,000	606,000
Effect of foreign exchange rate changes on cash and cash equivalents	182,000	183,000
Net decrease in cash and cash equivalents	(1,658,000)	(892,000)
Cash and cash equivalents - beginning of period	5,974,000	4,489,000
Cash and cash equivalents - end of period	$4,316,000	$3,597,000